UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Compensatory Arrangements of a Certain Officer

(b) (e)As previously disclosed on Form 8-K as filed on October 25, 2022, on October 22, 2022, Marvin G. Pember, Executive Vice President of the Company and President, Acute Care, who has been with the Company since 2011, informed us of his intention to retire from his position after a transition period following the commencement of employment of Edward H. Sim, the newly appointed Executive Vice President of the Company and President, Acute Care, whose employment commenced on December 5, 2022.

On December 4, 2022, the Company and Marvin G. Pember (“Executive”) entered into a Separation Agreement and General Release (“Agreement”) effective as of December 31, 2022 (“Effective Date”).  The Agreement provides for, among other things, the following:

•

The Executive’s employment with the Company (through a wholly-owned subsidiary) shall terminate on December 31, 2022 (the “Termination Date”).  After the Termination Date, Executive shall cease to hold any position with the Company, or its affiliates, whether as an employee, officer, director or otherwise.

•	Executive shall be paid at the rate of $33,333.00 per full month ($400,000 annualized), less applicable taxes and deductions, each month through the December 31, 2023.
•

Notwithstanding the termination of his employment on the Termination Date, and at the sole discretion of the Company, Executive will be eligible for 2022 annual cash incentive in accordance with his pre-established, specified bonus formulae which is computed as follows: (i) 25% of his annual salary based upon the achievement of the corporate performance criteria, and; (ii) 75% of his annual salary based upon the achievement of the acute care divisional income targets. If the minimum thresholds for the pre-established corporate performance criteria and the acute care divisional income targets are not achieved; the Executive will be entitled to no annual cash incentive bonus for 2022.

•

All of Executive’s unvested stock options granted prior to the Termination Date will continue to vest until April 1, 2023, and Executive will have the right to exercise unexpired stock options, that have vested as of April 1, 2023, until April 1, 2024. All stock options that are scheduled to remain unvested as of April 1, 2023 will be cancelled as of the Termination Date. After April 1, 2024, all stock option agreements will be voided and all unexercised stock options shall be cancelled immediately.

•

All of the performance-based restricted stock units awarded to the Executive on March 23, 2022, which were scheduled to be earned based on the cumulative three-year growth in the Company’s consolidated earnings before interest, taxes and depreciation & amortization, as compared to a range of pre-established three-year growth thresholds, will be cancelled as of the Termination Date, and the Executive shall have no future rights in connection with this award.

•

Executive agreed to give the Company a general release and agreed that, for a period of two (2) years following the Termination Date, he shall not solicit Company employees or compete with the Company to the extent described in the Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Separation Agreement and General Release by and between UHS of Delaware, Inc. and Marvin Pember effective as of December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit No.	Exhibit

99.1	Separation Agreement and General Release by and between UHS of Delaware, Inc. and Marvin Pember effective as of December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: December 7, 2022